================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)          November 30, 2001
                                                          ----------------------


                              ARCHSTONE-SMITH TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Maryland
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



          1-16755                                          84-1592064
---------------------------                -------------------------------------
 (Commission File Number)                   (I.R.S. Employer Identification No.)


   7670 South Chester Street, Englewood, CO                    80112
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                 (Zip Code)


                                 (303) 708-5959
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)
================================================================================

Item 5.   Other Events

     On October 31, 2001, Charles E. Smith Residential Realty, Inc. ("Smith Residential") merged with and into Archstone-Smith Trust (Archstone-Smith) and Charles E. Smith Residential Realty L.P. merged with and into Archstone Communities Trust ("Archstone"). Archstone was subsequently renamed Archstone-Smith Operating Trust. See the Form 8-K filed on November 1, 2001 for a more complete discussion of the merger.

To aid Archstone-Smith shareholders in understanding the results of operations of Smith Residential for the quarter ended September 30, 2001, and to comply with requirements of the Securities and Exchange Commission, Archstone-Smith is filing Smith Residential's third quarter financial statements on this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)   Financial Statements of Business Acquired

     Unaudited Condensed Consolidated Financial Statements of Charles E. Smith Residential Realty, Inc. as of September 30, 2001 and for the three-month and nine-month periods ended September 30, 2001 and 2000.

        (b)   Pro Forma Financial Statements

              None.

        (c)   Exhibits

              15. Letter of Arthur Andersen LLP regarding unaudited interim financial information


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ARCHSTONE-SMITH TRUST



Dated: November 30, 2001                        By: William Kell
                                                   -------------------
                                                   Senior Vice President
                                                     and Controller

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     To Archstone-Smith Trust (as successor to Charles E. Smith Residential Realty, Inc.):


We have reviewed the accompanying condensed consolidated balance sheet of Charles E. Smith Residential Realty, Inc. (a Maryland corporation) and subsidiaries as of September 30, 2001, the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 2001 and 2000, the condensed consolidated statements of shareholders' equity for the nine months ended September 30, 2001, and the related condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

                                              Arthur Andersen LLP

November 2, 2001
Vienna, Virginia

                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                                  September 30, 2001           December 31, 2000
                                                                                ----------------------       ---------------------
                                                                                       (Unaudited)
  ASSETS

Real estate                                                                           $  2,373,595                $  2,173,082
Less accumulated depreciation                                                              292,123                     261,315
                                                                                      ------------                ------------
                                                                                         2,081,472                   1,911,767
Investment in and advances to unconsolidated Property Service Businesses                   116,111                      89,244
Investment in unconsolidated properties                                                     55,756                      32,397
Other assets                                                                                67,045                      41,824
                                                                                      ------------                ------------

                                                                                      $  2,320,384                $  2,075,232
                                                                                      ============                ============

  LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Unsecured credit facilities                                                         $    150,000                $     32,000
  Mortgages payable                                                                      1,237,168                   1,191,704
  Accounts payable and accrued expenses                                                     52,480                      47,387
  Other liabilities                                                                          9,617                       8,807
                                                                                      ------------                ------------
    Total liabilities                                                                    1,449,265                   1,279,898
                                                                                      ------------                ------------

Commitments and contingencies

Minority Interest                                                                          240,900                     239,765

Shareholders' equity
  Preferred stock, at liquidation value                                                    196,500                     251,500
  Common stock - $0.01 par value; 80,000,000 shares authorized;
   26,206,665 and 21,916,759 shares issued and outstanding
   at September 30, 2001 and December 31, 2000, respectively                                   261                         219
  Additional paid-in capital                                                               334,822                     231,021
  Retained earnings                                                                         98,636                      72,829
                                                                                      ------------                ------------
    Total shareholders' equity                                                             630,219                     555,569
                                                                                      ------------                ------------


                                                                                      $  2,320,384                $  2,075,232
                                                                                      ============                ============

 The accompanying notes are an integral part of these condensed consolidated statements.


                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except Per Share Data)
                                   (Unaudited)



                                                         For the Three Months         For the Nine Months
                                                          Ended September 30,         Ended September 30,
                                                        ------------------------     ---------------------
                                                           2001           2000         2001         2000
                                                        ---------       --------     ---------    --------

Revenues:
  Rental revenues                                       $ 107,687       $ 98,742     $ 315,435    $282,312
  Other income                                              8,361          3,452        25,615       7,076
                                                        ---------       --------     ---------    --------
                                                          116,048        102,194       341,050     289,388
                                                        ---------       --------     ---------    --------
Expenses:
  Rental expenses                                         (31,820)       (30,058)      (94,610)    (85,039)
  Real estate taxes                                        (8,682)        (8,896)      (26,842)    (24,498)
  Depreciation and amortization                           (13,120)       (11,531)      (38,520)    (32,993)
  Interest expense                                        (22,518)       (19,306)      (67,007)    (57,291)
  General and administrative expenses                      (2,849)        (2,810)       (9,984)     (8,507)
  Other expenses                                           (4,029)             -       (15,276)          -
                                                        ---------       --------     ---------    --------
                                                          (83,018)       (72,601)     (252,239)   (208,328)
                                                        ---------       --------     ---------    --------

Earnings from operations                                   33,030         29,593        88,811      81,060

Gain on sales                                              31,847              -        31,847       4,161
                                                        ---------       --------     ---------    --------
Earnings before extraordinary item                         64,877         29,593       120,658      85,221

Extraordinary item - loss on extinguishment of debt          (385)             -          (385)          -
                                                        ---------       --------     ---------    --------

Net income of the Operating Partnership                    64,492         29,593       120,273      85,221

Less: Minority Interest                                   (20,977)       (10,077)      (38,726)    (29,254)
                                                        ---------       --------     ---------    --------
Net income                                                 43,515         19,516        81,547      55,967

Less: Income attributable to preferred shares              (4,049)        (5,012)      (13,469)    (15,034)
                                                        ---------       --------     ---------    --------

Net income attributable to common shares                $  39,466       $ 14,504     $  68,078    $ 40,933
                                                        =========       ========     =========    ========

Weighted average common shares outstanding - Basic         25,677         21,568        23,675      21,156
                                                        ---------       --------     ---------    --------
Weighted average common shares outstanding - Diluted       31,384         24,979        30,019      24,322
                                                        ---------       --------     ---------    --------


Earnings per common shares - basic

  Income before extraordinary item                      $    1.54       $   0.67     $    2.88    $   1.93
  Extraordinary item                                        (0.01)             -         (0.01)          -
                                                        ---------       --------     ---------    --------

  Net income                                            $    1.53       $   0.67     $    2.87    $   1.93
                                                        =========       ========     =========    ========


Earnings per common shares - diluted

  Income before extraordinary item                      $    1.44       $   0.65     $    2.68    $   1.89
  Extraordinary item                                        (0.01)             -         (0.01)          -
                                                        ---------       --------     ---------    --------
  Net income                                            $    1.43       $   0.65     $    2.67    $   1.89
                                                        =========       ========     =========    ========


  The accompanying notes are an integral part of these condensed consolidated statements.

                                        5

                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (Dollars in Thousands)



    Common                                                                                 Additional
    Stock                                                           Preferred     Common     Paid-in     Retained
 Outstanding                                                          Stock        Stock     Capital     Earnings       Total
--------------------------------------------------------------------------------------------------------------------------------
  21,916,759   Balance, January 1, 2001                                $ 251,500      $ 219    $ 231,021    $ 72,829     $555,569

                 Conversion of Operating Partnership
     566,873         units to Common Stock                                    -          6           (6)          -            -
     137,542       Proceeds from issuance of Common Stock                     -          1        6,324           -        6,325
   2,597,402       Conversion of Preferred Stock to Common Stock        (55,000)        26       54,974           -            -
           -       Amortization of grants                                     -          -        1,227           -        1,227
     894,638       Exercise of options                                        -          9       26,975           -       26,984
      93,451       Stock grants awarded                                       -          -            -           -            -
           -       Net income                                                 -          -            -      81,547       81,547
           -       Dividends                                                  -          -            -     (55,740)     (55,740)
           -       Other                                                      -          -          (41)          -          (41)
           -       Adjustment for Minority Interest                           -          -       14,348           -       14,348
------------                                                          ---------      -----    ---------    --------     --------

  26,206,665   Balance, September 30, 2001 (unaudited)                $ 196,500      $ 261    $ 334,822    $ 98,636     $630,219
============                                                          =========      =====    =========    ========     ========


  The accompanying notes are an integral part of these condensed consolidated statements.


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Unaudited)



                                                                          For the Nine Months
                                                                          Ended September 30,
                                                                     ------------------------------
                                                                        2001                2000
                                                                     ----------          ----------
CASH FLOWS FROM OPERATING ACTIVITIES                                 $  114,332          $  133,472

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions and development of rental property                       (72,738)           (146,695)
  Additions to rental property                                         (102,745)            (42,633)
  Increase in investment in and advances to unconsolidated
   Property Service Businesses                                          (26,867)            (32,467)
  Increase in investment in unconsolidated properties                   (23,450)             (9,921)
  Acquisition deposits and other                                         (5,212)             (4,160)
                                                                     ----------          ----------
    Net cash used in investing activities                              (231,012)           (235,876)
                                                                     ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in deferred charges                                           (1,069)             (2,986)
  Proceeds from issuance of common stock, net                            33,309              21,638
  Mortgage loans, net                                                   (12,723)            211,034
  Lines of credit and notes payable, net                                157,000             (66,000)
  Construction loans, net                                                19,187              (3,631)
  Dividends and distributions - Common                                  (64,600)            (57,484)
  Dividends and distributions - Preferred                               (14,383)            (17,632)
  Other, net                                                                (41)              6,908
                                                                     ----------          ----------
     Net cash provided by financing activities                          116,680              91,847
                                                                     ----------          ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                     -             (10,557)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                -              10,557
                                                                     ----------          ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                             $        -          $        -
                                                                     ==========          ==========


SUPPLEMENTAL INFORMATION:
     Cash paid during the period for interest                        $   70,275          $   59,557
     Capitalized interest                                                 4,073               3,518
     Purchase of property in exchange for Operating Partnership units         -               1,270
     Purchase of property in exchange for assumption of debt                  -              10,233
     Proceeds from sale of rental property held in escrow                35,097              40,997
     Purchase of property with escrow proceeds                           35,097              49,124



  The accompanying notes are an integral part of these condensed consolidated statements.


                    CHARLES E. SMITH RESIDENTIAL REALTY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying interim financial statements include all of the accounts of Charles E. Smith Residential Realty, Inc. ("Smith Residential" or the "Company"), Charles E. Smith Residential Realty L.P. (the "Operating Partnership") and its subsidiary financing partnerships, and Smith Realty Company ("SRC"). (As used herein, the term "Company" may be used to mean the Operating Partnership, or its sole general partner, Smith Residential, or both, unless the context indicates otherwise.) The Company consolidates the Operating Partnership due to the Company's control as sole general partner. In 2001, the Company purchased all of the voting stock in SRC, and as a result began consolidating the financial results of SRC. All significant intercompany balances and transactions have been eliminated in consolidation. The financial information furnished is unaudited, and in management's opinion, includes all adjustments (consisting only of normal, recurring adjustments), that are necessary for a fair presentation of financial position as of September 30, 2001 and the results of operations for the interim periods ended September 30, 2001 and 2000. Such interim results are not necessarily indicative of the operating results for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related footnotes appearing in the Company's Annual Report on Form 10-K.

     The Company, through the Operating Partnership and its subsidiaries, is engaged in the ownership, operation, management, leasing, acquisition, and development of real estate properties, primarily residential multifamily properties. As of September 30, 2001, the Operating Partnership owned 59 operating multifamily properties containing 27,038 apartment units, had 480 units under construction at one owned site, and had 226 units under construction at one site for which the Company owned substantially all of the economic interest. The Operating Partnership also had interests in four operating multifamily properties totaling 1,724 apartment units and in one property under construction totaling 630 units. In addition, the Operating Partnership owned one freestanding retail shopping center aggregating 205,000 square feet. The Company's properties are located in the Washington, D.C., Chicago, Boston and Southeast Florida metropolitan areas.

     In May 2001, the Company announced plans to merge with Archstone Communities Trust ("Archstone"). The merger was completed on October 31, 2001 and was structured as a tax-free transaction. The combined company will operate under the name Archstone-Smith and will use the Smith Residential brand name for its high-rise and urban apartment portfolio and the Archstone brand name for the garden style communities. (see note 10)

Reclassifications

     Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect amounts reported in the financial statements and the related notes. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period they are determined to be necessary.

2.   NEW ACCOUNTING PRONOUNCEMENTS

Recently Issued Accounting Pronouncements

     In June 2001 the Financial Accounting Standards Board "FASB" issued SFAS No. 141, "Business Combinations" (effective July 1, 2001) and SFAS No 142, "Goodwill and Other Intangible Assets" (effective for goodwill acquired in business combinations entered into after July 1, 2001). SFAS No. 141 requires the use of purchase accounting for all business combinations entered into after June 30, 2001. SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead will be subject to periodic impairment testing. The Company is in the process of evaluating the financial statement impact of adoption of SFAS No. 142.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and for the associated retirement costs. SFAS No. 143 is required to be adopted on January 1, 2003. We do not anticipate the adoption of SFAS No. 143 will have a material impact on our financial position, results of operations or cash flows.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes and amends SFAS No. 121 and relevant portions of APB Opinion No. 30. SFAS No. 144 is required to be adopted on January 1, 2002. The Company is in the process of evaluating the financial statement impact of adoption of SFAS No. 142.

     In July 2001, the Emerging Issues Task Force ("EITF") issued topic D-98 ("Topic D-98"), "Classification and Measurement of Redeemable Securities." Topic D-98 provides clarification regarding the redemption criteria on redeemable securities and provides additional guidance on when such redemption criteria are not within the control of the issuer. Topic D-98 is required to be retroactively adopted on December 31, 2001. The Company is currently evaluating the impact that adoption of Topic D-98 will have on the Company's financial position, results of operations and cash flows.

3.   ACQUISITIONS AND DISPOSITIONS

     In September 2001, the Company acquired Ballston Place, a newly developed 383-unit high-rise property, located in Ballston, Virginia. The $53.0 million cash transaction was funded with proceeds from the tax deferred sale of Concord Village for $35.1 million and a $17.9 million draw on the Company's line of credit. The Company recognized a gain on the sale of $31.8 million.

4.   DEBT

     In February 2001, the Company closed on two unsecured credit facilities totaling $150 million from bank groups led by PNC Bank, N.A., as administrative agent, which refinanced existing credit facilities scheduled to mature in March 2001. Draws upon the new lines are subject to certain unencumbered asset requirements and bear interest based on London Interbank Offer Rate (LIBOR) plus an applicable margin of 85 to 125 basis points based on the leverage ratio of the Company. If the Company chooses to and obtains an investment grade rating the applicable margin will be between 62.5 and 100 basis points over LIBOR based on such rating. The Company also pays a quarterly fee ranging from 0.125% to 0.20% on the full amount available under the lines of credit, depending upon the applicable leverage ratio or investment rating. The line of credit agreements contain certain restrictive covenants, including maintenance of minimum equity value, debt to equity ratios and debt service coverage requirements. The Company's credit facilities were repaid and terminated in November 2001 (See
Note 10).

     In March 2001, the Company closed on two second mortgage loans totaling $31.1 million. The $23.4 million loan has a fixed interest rate of 6.795% and is collateralized by Crystal Towers. The $7.7 million loan has a fixed interest rate of 6.62% and is collateralized by 2000 Commonwealth. The loans require monthly payments of interest only and mature coterminous with their respective first mortgages in January 2006 and January 2007, respectively.

     In March 2001, the Company refinanced an existing $12.3 million mortgage loan on The Consulate with a $27.0 million mortgage loan. The new loan has a fixed interest rate of 6.7% and requires monthly payments of interest only through March 2011, at which time principal amortization begins using a 30-year amortization schedule with a balloon payment due March 2012.

     In July 2001, the $33.6 million Mirador mortgage matured. The loan was paid off through a draw on the Company's line of credit. In addition, the Company repaid the $11.8 million Bennington mortgage and the $32.0 million Stonegate mortgage through draws on its lines of credit. The Company paid prepayment penalties totaling $0.4 million.

     As a result of the proposed merger with Archstone, the Operating Partnership obtained a $100 million loan from Archstone in order to avoid encumbering additional assets and to avoid incurring third party financing fees. Proceeds were used to pay down the Company's lines of credit. The company repaid the note to Archstone prior to completion of the merger (See Note 10).

  5. INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED PROPERTY SERVICE BUSINESSES

     In January 2001, the Company and the Property Service Businesses ("PSB") elected to treat each PSB as a taxable REIT subsidiary. In addition, the Company began consolidating the financial results of SRC in 2001 due to the Company's acquisition of all of the voting stock of SRC. Prior to 2001, SRC was accounted for using the equity method of accounting. This had no impact to net income but simply changed the financial statement presentation of SRC's results.

     In February 2001, Consolidated Engineering Services, Inc. ("CES") acquired Commonwealth Air Conditioning and Heating, Inc., one of the largest independent service contractors in the metropolitan Boston, Massachusetts area. The purchase price of $19.1 million consisted of 100,310 shares of common stock (purchased by CES from the Company) and cash. CES funded the transaction through the Operating Partnership in exchange for a promissory note.

     In March 2001, CES closed on a twelve-month $50 million line of credit with PNC Bank and Commerzbank replacing an expiring facility. The line is guaranteed by the Operating Partnership and bears interest based on LIBOR plus an applicable margin of 75 to 115 basis points based on the leverage ratio of the Company. The current borrowing rate is LIBOR plus 100 basis points. CES also pays a quarterly fee of 10 basis points on the full amount available under the line.

     In May 2001, CES acquired Trimech Corporation of Pompton Plains, New Jersey. The purchase price of $3.2 million consisted of 37,232 shares of common stock (purchased by CES from the Company) and cash. CES funded the transaction through the Operating Partnership in exchange for a promissory note.

6.   INVESTMENT IN UNCONSOLIDATED PROPERTIES

     In February 2001, the Company entered into and funded a $23.8 million participating loan collateralized by Plaza 440, a 457-unit luxury high-rise property in downtown Chicago. The loan, which matures September 1, 2009, provides the Company with a 90% participation in the property cash flow after debt service if certain minimum property performance thresholds are met. Otherwise, the Company will earn a fixed interest rate of 7%. The loan is subordinate to a first mortgage of $63 million at 7%. After two years, the loan agreement provides the Company the option to convert its loan to an ownership interest. Simultaneous with the loan transaction, SRC entered into a multi-year property management agreement with the owner. The Company has accounted for this investment as an ADC arrangement in accordance with AICPA Practice Bulletin No.1.
                                       10

7.   SHAREHOLDERS' EQUITY

     On June 29, 2001, 1,800,000 Series H Cumulative Convertible Redeemable Preferred Shares ("Series H Preferred Shares") and 1,800,000 Series H Cumulative Convertible Redeemable Preferred Units were converted into 1,168,831 each of common shares and units, respectively. The common units were redeemed for common shares on a one-for-one basis.

     On September 19, 2001, 400,000 Series H Preferred Shares were converted into 259,740 common shares.

     The following table sets forth the Company's issued and outstanding preferred shares:



                                                                             September 30,           December 31,
                                                                                 2001                    2000
                                                                             -------------           ------------
                                                                                        (in thousands)
Series A Cumulative Convertible Redeemable Preferred Stock,
     $0.01 par value; 2,640,325 shares authorized; liquidation
     preference of $27.08; 2,640,325 shares issued and outstanding
     at September 30, 2001 and December 31, 2000, respectively                 $    71,500            $    71,500

Series C Cumulative Redeemable Preferred Stock, $0.01 par value;
     500 shares authorized; liquidation preference of $100,000;
     500 shares issued and outstanding at September 30, 2001 and
     December 31, 2000, respectively                                                50,000                 50,000

Series E Cumulative Convertible Redeemable Preferred Stock,
     $0.01 par value; 684,931 shares authorized; liquidation
     preference of $36.50; 684,931 shares issued and outstanding
     at September 30, 2001 and December 31, 2000, respectively                      25,000                 25,000

Series F Cumulative Convertible Redeemable Preferred Stock,
     $0.01 par value; 666,667 shares authorized; liquidation
     preference of $37.50; 666,667 shares issued and outstanding
     at September 30, 2001 and December 31, 2000, respectively                      25,000                 25,000

Series G Cumulative Convertible Redeemable Preferred Stock,
     $0.01 par value; 641,026 shares authorized; liquidation
     preference of $39.00; 641,026 shares issued and outstanding
     at September 30, 2001 and December 31, 2000, respectively                      25,000                 25,000

Series H Cumulative Convertible Redeemable Preferred Stock,
     $0.01 par value; 4,040,404 shares authorized; liquidation
     preference of $25.00; 2,200,000 shares issued and outstanding
     at December 31, 2000                                                                -                 55,000
                                                                               -----------            -----------

                                                                               $   196,500            $   251,500
                                                                               ===========            ===========

8.   PER SHARE DATA

     Earnings per common share of the Company for the three and nine months ended September 30, 2001 and 2000 is computed based on weighted average common shares/units outstanding during the period as follows (in millions):


                                                               Three Months Ended September 30,
                                                  ---------------------------------------------------
                                                          2001                          2000
                                                  ------------                   -----------
                                                  Basic           Diluted        Basic        Diluted
                                                  -----           -------        -----        -------

   Weighted Average Common Shares/units and
     common share equivalents                      25.7              31.4         21.6           25.0
   Weighted Average Common Operating
     Partnership Units/(1)/                        13.0              13.0         13.6           13.6


                                                                Nine Months Ended September 30,
                                                  ---------------------------------------------------
                                                          2001                          2000
                                                  ------------                   -----------
                                                  Basic           Diluted        Basic        Diluted
                                                  -----           -------        -----        -------
   Weighted Average Common Shares/ units
     and common share equivalents                  23.7              30.0         21.2           24.3
   Weighted Average Common Operating
     Partnership Units/(1)/                        13.1              13.9         13.7           13.7


/(1)/ Represents operating partnership units not held by the Company.

     Operating Partnership units not held by the Company may be redeemed at the Unitholders' sole discretion. Such redemption may be made for cash at the then fair value of the Company's common stock, or, at the option of the Company, for shares of common stock of the Company on a one-for-one basis, which does not have a dilutive effect. A total of 0.6 million Operating Partnership units were redeemed for shares of common stock during the nine months ended September 30, 2001.

     A reconciliation of income (before extraordinary item) and shares used to calculate basic and diluted earnings per common share for the three and nine months ended September 30, 2001 and 2000 follows:


                                                                                   Weighted          Per Share
                                                            Income              Average Shares         Amount
                                                        --------------          --------------       ---------
                                                        (In Thousands)          (In Thousands)
Three Months Ended September 30, 2001:
--------------------------------------
Income before extraordinary item                        $    64,877
Minority Interest                                           (21,202)
Income attributable to Preferred Shares                      (4,049)
                                                        -----------
Earnings per common share - Basic
  Income attributable to common shareholders
    before extraordinary item                                39,626                 25,677             $  1.54
Effect of dilutive securities: /(1)/
  Preferred shares - Series A, E, F, G, H                     5,171                  4,862               (0.07)
  Options                                                       364                    845               (0.03)
                                                        -----------               --------             -------

Earnings per common share - Diluted                     $    45,161                 31,384             $  1.44
                                                        ===========               ========             =======


Nine Months Ended September 30, 2001:
-------------------------------------
Income before extraordinary item                        $   120,658
Minority Interest                                           (38,951)
Income attributable to Preferred Shares                     (13,469)
                                                        -----------
Earnings per common share - Basic
  Income attributable to common shareholders
    before extraordinary item                                68,238                 23,675             $  2.88
Effect of dilutive securities: /(1)/
  Preferred shares - Series A, E, F, G, H                    11,621                  5,649               (0.16)
  Options                                                       599                    695               (0.04)
                                                        -----------               --------             -------

Earnings per common share - Diluted                     $    80,458                 30,019             $  2.68
                                                        ===========               ========             =======


Three Months Ended September 30, 2000:
--------------------------------------
Income                                                  $    29,593
Minority Interest                                           (10,077)
Income attributable to Preferred Shares                      (5,012)
                                                        -----------
Earnings per common share - Basic
  Income attributable to common shareholders                 14,504                 21,568             $  0.67
Effect of dilutive securities: /(1)/
  Preferred shares - Series A                                 1,553                  2,640               (0.01)
  Options                                                       204                    771               (0.01)
                                                        -----------               --------             -------

Earnings per common share - Diluted                     $    16,261                 24,979             $  0.65
                                                        ===========               ========             =======


Nine Months Ended September 30, 2000:
-------------------------------------
Income                                                  $    85,221
Minority Interest                                           (29,254)
Income attributable to Preferred Shares                     (15,034)
                                                        -----------
Earnings per common share - Basic
  Income attributable to common shareholders                 40,933                 21,156             $  1.93
Effect of dilutive securities: /(1)/
  Preferred shares - Series A                                 4,601                  2,640               (0.02)
  Options                                                       394                    526               (0.02)
                                                        -----------               --------             -------

Earnings per common share - Diluted                     $    45,928                 24,322             $  1.89
                                                        ===========               ========             =======

/(1)/ Adjustment to numerator reflects change in the Minority Interest share of income based on ownership calculation including common stock equivalents.

9.   SEGMENT REPORTING

     Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance.

Property Segments

     The Company's primary business is the ownership and operation of multifamily residential real estate. As such, the residential rental properties constitute the four primary operating segments -- Core, Acquisition/Disposition, Redevelopment and Development portfolios -- depending upon the maturity and nature of each property. Core consists of multifamily properties, other than Redevelopment or Development, which have been owned more than one full calendar year. Therefore, the 2001 Core represents properties owned as of December 31, 1999. Acquisition/Disposition consists of purchased properties which have not yet reflected one full calendar year of operations and disposed properties. Redevelopment includes purchased properties in which the Company is making significant renovations to reposition the property in the market place. Properties will remain in the Redevelopment Portfolio until one full calendar year of operating results is reflected subsequent to completion of the renovations. Development consists of properties which the Company has constructed or is in the process of constructing which have not yet had a full calendar year of stabilized operating results. On the first of January each year, Acquisition, Redevelopment and Development properties that meet the one-year requirement are transferred to the Core portfolio.

     The Company's fifth property segment is the Retail portfolio, which reflects results for the one free standing retail property.

     The Company evaluates performance for the Property Segments based on Net Operating Income ("NOI") which is the difference between Rental Revenue and Operating Expenses (which primarily excludes interest expense, general and administrative costs and depreciation).

Property Service Business Segment

     The Company also evaluates the separate financial information of the Property Service Businesses. These businesses provide professional services such as property management, furnished corporate apartment rentals, engineering and technical consulting, and construction management to both Company-owned properties and properties owned by third parties. Given the similarities in the nature of services, customers and distribution methods, the Company considers the Property Service Businesses to be one segment. The Company evaluates performance for the Property Service Business segment, which includes both consolidated and unconsolidated entities, based on Funds from Operations ("FFO"), FFO is defined using the revised definition adopted by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sale of property, plus depreciation/amortization of assets unique to the real estate industry. Depreciation/amortization of assets not unique to the industry, such as amortization of deferred financing costs, goodwill and non-real estate assets, is not added back.

     The accounting policies for all segments are the same as those described in the summary of significant accounting policies in the Company's Annual Report on Form 10-K.

Information concerning operations by segment for the three and nine months ended September 30, 2001 and 2000 were as follows (in thousands):


Property Segments


                                                          Three Months Ended                    Nine Months ended
                                                             September 30,                        September 30,
                                                    --------------------------          ----------------------------
                                                       2001             2000                2001            2000
                                                    ----------       ---------          -----------      -----------
Net Operating Income
--------------------

     Core Portfolio                                $    44,518       $  39,882          $   127,704      $   117,114
     Acquisition/Disposition Portfolio                   3,962           4,376               11,606           11,967
     Redevelopment Portfolio                            14,628          11,928               43,178           35,003
     Development Portfolio                               3,918           3,231               11,032            7,555
     Retail Portfolio                                      159             371                  463            1,136
     Other                                               4,729           3,414               13,447            6,894
                                                   -----------       ---------          -----------       ----------

           Consolidated Total                           71,914          63,202              207,430          179,669


     Depreciation and amortization                     (13,120)        (11,531)             (38,520)         (32,993)
     Corporate General and Administrative Expenses      (2,849)         (2,810)              (9,984)          (8,507)
     Net interest expense                              (22,074)        (19,268)             (66,373)         (57,109)
     Gain on sale                                       31,847               -                31,847           4,161
     Merger related costs                                 (841)              -               (3,742)               -
     Extraordinary item - Loss on Extinguishment
       of Debt                                            (385)              -                 (385)               -
                                                   -----------       ---------          -----------       ----------


         Net income of the Operating Partnership        64,492          29,593              120,273           85,221
         Minority Interest                             (20,977)        (10,077)             (38,726)         (29,254)
                                                   -----------       ---------          -----------       ----------

         Net income                                $    43,515       $  19,516          $    81,547       $   55,967
                                                   ===========       =========          ===========       ==========

Revenues
--------

     Core Portfolio                                $    69,076       $  64,916          $   201,920       $  188,276
     Acquisition/Disposition Portfolio                   6,355           7,085               18,809           19,568
     Redevelopment Portfolio                            25,355          20,110               74,909           58,605
     Development Portfolio                               6,298           5,895               17,981           13,610
     Retail Portfolio                                      603             736                1,816            2,253
                                                   -----------       ---------          -----------       ----------

           Consolidated total                          107,687          98,742              315,435          282,312

     Other                                               8,361           3,452               25,615            7,076
                                                   -----------       ---------          -----------       ----------

           Total revenue                           $   116,048       $ 102,194          $   341,050       $  289,388
                                                   ===========       =========          ===========       ==========

Real Estate Assets, gross
-------------------------

     Core Portfolio                                                                     $ 1,258,545       $1,209,792
     Acquisition/Disposition Portfolio                                                      189,788           99,265
     Redevelopment Portfolio                                                                656,381          459,042
     Development Portfolio                                                                  253,598          203,510
     Retail Portfolio                                                                        15,283           15,148
                                                                                        -----------       ----------
           Sub-total                                                                      2,373,595        1,986,757
     Accumulated depreciation                                                              (292,123)        (262,189)
                                                                                        -----------       ----------

           Consolidated Total, Net                                                      $ 2,081,472       $1,724,568
                                                                                        ===========       ==========

Property Service Business Segment



                                                             Three Months Ended             Nine Months Ended
                                                                September 30,                  September 30,
                                                         --------------------------     -------------------------
                                                           2001              2000         2001             2000
                                                         --------          --------     --------         --------

     Funds from Operations                               $  3,273          $  2,918     $  9,501         $  5,288

     Revenues                                             111,742            74,971      313,618          182,897

     Depreciation/Amortization                              2,580             1,486        7,718            4,326



10.   SUBSEQUENT EVENTS

     In October 2001, CES acquired Viox Services, Inc. ("Viox") of Cincinnati, Ohio. Viox provides facility management services in Kentucky, Indiana and Ohio. The purchase price of $10.0 million consisted of 87,057 shares of Smith Residential common stock (purchased by CES from the Company) and cash. CES funded the transaction through the Operating Partnership in exchange for a promissory note.

     On October 26, 2001, the $100 million note extended to the Operating Partnership on July 27, 2001 by Archstone was repaid in full, along with all accrued interest due.

     On October 31, 2001, the Company completed its previously announced merger with Archstone, as follows:

     . On October 29, 2001, Smith Residential merged with and into Archstone-Smith Trust ("Archstone-Smith"). In consideration of the merger, stockholders of Smith Residential received, in exchange for each share of Smith Residential common stock, 1.975 Archstone-Smith common shares. Holders of Smith Residential preferred stock received preferred shares of Archstone-Smith with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to the corresponding series of Smith Residential preferred stock for which they were converted, except for changes that do not materially and adversely affect the former holders of the Smith Residential preferred stock.

     . On October 31, 2001, the Operating Partnership merged with and into Archstone-Smith Operating Trust (the "Operating Trust). In consideration of the merger, Operating Partnership unitholders received 1.975 Archstone-Smith common units in exchange for one Operating Partnership common unit and holders of Smith Residential preferred units received preferred units of the Operating Trust with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to the corresponding series of Operating Partnership referred units for which they were converted, except for changes that do not materially and adversely affect the former holders of the Operating Partnership preferred units.

     On October 31, 2001, the Company repaid the $5.8 million mortgage on Park Lincoln through a draw on its line of credit.

     On November 1, 2001, Archstone-Smith paid off approximately $220 million in Smith Partnership and CES credit facilities and terminated all of its unsecured facilities.